Exhibit 99.1

THE WENDY’S COMPANY NAMES KEVIN VASCONI CHIEF INFORMATION OFFICER

Dublin, Ohio (October 19, 2020) - The Wendy’s Company (Nasdaq: WEN) announced the appointment of Kevin Vasconi, 59, as Chief Information Officer, effective today. He will report to President and Chief Executive Officer Todd Penegor and serve on Wendy’s Senior Leadership Team.

Prior to joining Wendy’s, Kevin served as Executive Vice President, Chief Information Officer at Domino’s Pizza, Inc., a role from which he retired earlier this month. In Kevin’s eight years at Domino’s, he served on the executive leadership team and was responsible for developing and leading all domestic and international technology capabilities. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2019 from digital channels, primarily online ordering and mobile applications. In the U.S. in 2019, Domino’s generated over 65% of sales via digital channels. At Wendy’s, Kevin will assume responsibility for all aspects of Wendy’s global technology efforts, including Consumer-facing Digital, Restaurant Technology, Enterprise Architecture and Technology, and Information Security.

“Digital technology is a critical growth driver for Wendy’s today and will be in the future,” said President and CEO Todd Penegor. “Kevin Vasconi is an ideal leader to join our organization and help us advance to the next level. We are confident that his industry-leading experience will help to accelerate the growth we have already seen across technology channels in 2020, and he will lead a talented and well-resourced team focused on the substantial opportunities we see across the globe.”

“It’s incredibly exciting to join The Wendy’s Company in this next chapter of my career,” said Vasconi. “The great potential for technology transformation at Wendy’s, combined with the brand’s 50-year heritage for quality and innovation tell me that the future is bright at Wendy’s.”

In addition to his restaurant industry expertise with Domino’s, Kevin brings more than 30 years of technology experience to Wendy’s across multiple industries including automotive, hardware, software and retail. His tenure prior to Domino’s includes service as CIO and VP of Engineering for the Stanley Security Solutions division of Stanley Black & Decker; SVP & CIO, R.L.Polk & Co.; and Chief Technology Officer for a number of business units and platforms within the Ford Motor Company. Kevin received his B.S. in Technology from Purdue University.

Forward Looking Statements

This press release contains certain statements that are not historical facts, including statements regarding the Company’s plans for accelerated growth across technology channels. Those statements, as well as statements preceded by, followed by or that include the words “will,” “may,” “believes,” “intends,” “plans,” “expects,” “anticipates,” or similar expressions constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com